As Filed with the Securities and Exchange Commission on February 19, 1998

                                                        Registration No.
                                                                        -------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          AGOURON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

       California                                     33-0061928
(State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)                 Identification Number)

                          10350 North Torrey Pines Road
                           La Jolla, California 92037
                    (Address of Principal Executive Offices)

          AGOURON PHARMACEUTICALS, INC. 1998 EMPLOYEE STOCK OPTION PLAN
                              (Full title of plan)

                                  PETER JOHNSON
                          Agouron Pharmaceuticals, Inc.
                          10350 North Torrey Pines Road
                           La Jolla, California 92037
                                  (619) 622-3000
           (Telephone number, including area code, of agent for service)


                         Calculation of Registration Fee


   Title of             Amount to be          Proposed             Proposed
securities to          registered(1)          Maximum              Maximum              Amount of
be registered                                 offering            Aggregate           Registration
                                             price per             Offering                Fee
                                              unit(2)              Price(2)

----------------------------------------------------------------------------------------------------

 Common Stock            1,000,000            $38.0625           $38,062,500         $11,534.09
 No par Value              Shares

  Options to
   Purchase              1,000,000              N/A                   N/A                  N/A
 Common Stock



(1) In addition, this Registration Statement also covers any additional shares of Common Stock which become issuable under the Agouron Pharmaceuticals, Inc. 1998 Employee Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2) Calculated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on February 13, 1998 as reported on the Nasdaq Stock Market.

                                     Part II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

         The following  documents  filed by AGOURON  PHARMACEUTICALS,  INC. (the
"Company"  or  "Registrant")   with  the  Securities  and  Exchange   Commission
("Commission") are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997 and December 31, 1997.

         (3) The description of the Company's Common Stock contained in the Company's Form 8-A Registration Statement filed April 17, 1987, including any amendment or report filed for the purpose of updating such description, together with the Company's Form 8-A Registration Statement filed on November 7, 1996, in which there is described the terms, rights and provisions applicable to the Company's outstanding Common Stock under the Rights Agreement dated as of November 7, 1996, between the Company and ChaseMellon Shareholder Services, L.L.C., including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Gary E. Friedman, Esq., who has provided the opinion to the Registrant on the validity of the securities being registered which is attached as Exhibit 5 to this Registration Statement, is Corporate Vice President, General Counsel and Secretary of the Registrant.

Item 6.  Indemnification of Directors and Officers.

     Section 317 of the California General Corporation Law generally provides indemnification to officers and directors of the Company against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

     Article VII of the articles of incorporation of the Company provides that liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. Further,
Article VIII of the articles of incorporation authorizes the Company to provide indemnification of agents (as defined in Section 317) for breach of duty to the Company and its shareholders through bylaw provisions or through agreements with such agents, or both, in excess of the indemnification otherwise permitted by
Section 317, subject to the limits on such excess  indemnification  set forth in
Section 317.

     Section 3.15 of the bylaws of the Company authorizes the Company to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than actions by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Company, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Company. Section 3.15 also authorizes the Company to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Company, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith.

     Any indemnification under Section 3.15 is to be made by the Company only if authorized in the specific case upon determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct required by Paragraphs 3.15.2 or 3.15.3 of the bylaws.

     Pursuant to authorization provided under the articles of incorporation and the bylaws, the Company has entered into indemnification agreements with each of its present directors. The Company has also entered into similar agreements with certain of the Company's officers who are not directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by California law as such law may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses) for settlements not approved by the Company or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Company copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

     Section 3.15 of the bylaws also provides that, in the event of a determination by the Board of Directors of the Company to purchase insurance for certain of its agents, the Company shall purchase and maintain insurance on behalf of any such agent against liability asserted against or incurred by the agent in such capacity or arising out of the agent's status, whether or not the Company would have the power to indemnify the agent against such liability under the provisions of Section 3.15.

     The Company has in effect liability insurance policies which insure directors and officers of the Company. Although the Company intends to renew the policies on or before their expiration date, there can be no assurance that the policies will be renewed on terms acceptable to the Company. Under the policies, the directors and officers of the Company are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions. In addition, the policies insure the Company against losses for which its directors and officers are entitled to indemnification, subject to certain retentions payable by the Company. The policies are "claims made" policies and provide coverage only for losses arising out of claims first made against the Company and reported to the insurer during the policy period.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         4.1 Restated Articles of Incorporation dated October 20, 1990, incorporated by reference to the Company's Form 10-Q for the quarter ended December 31, 1992.

         4.2 Rights Agreement dated as of November 7, 1996, between the Company and ChaseMellon Shareholder Services, L.L.C., which includes the Certificate of Designation, Preferences and Rights of Series B Participating Preferred Stock as Exhibit A, the Form of Rights Certificate as Exhibit B and the Form of Summary of Rights as Exhibit C, incorporated by reference to
                  Exhibit 4.4 of the Company's current report on Form 8-K dated November 7, 1996.

         5        Opinion of Gary E. Friedman, Esq.

         23.1     Consent of Price Waterhouse LLP.

         23.2 Consent of Gary E. Friedman, Esq.(included in his opinion filed as Exhibit 5).

         24 Power of Attorney (contained on signature page of this Registration Statement).

         99.1     Agouron Pharmaceuticals, Inc. 1998 Employee Stock Option Plan.

         99.2     Form of Notice of Grant.

         99.3 Agouron Pharmaceuticals, Inc.1998 Employee Non-Statutory Stock Option Agreement.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 18, 1998.

                                    AGOURON PHARMACEUTICALS, INC.

February 18, 1998       By      /s/ Peter Johnson
                                -------------------------------------
                                Peter Johnson
                                President, Principal Executive Officer


February 18, 1998       By      /s/ Steven S. Cowell
                                -----------------------------------
                                Steven S. Cowell
                                Corporate Vice  President,  Finance,
                                Chief Financial Officer and Principal Accounting
                                Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Johnson and Gary E. Friedman, or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and under documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                 Title                                       Date

/s/ Peter Johnson                         President, Principal Executive Officer,     February 18, 1998
------------------------------------      and Director
Peter Johnson

/s/ Steven S. Cowell                      Corporate Vice President, Finance, Chief    February 18, 1998
------------------------------------      Financial Officer and Principal
Steven S. Cowell                          Accounting Officer

/s/ Gary E. Friedman                      Corporate Vice President, General           February 18, 1998
------------------------------------      Counsel, Secretary and Director
Gary E. Friedman

/s/ John N. Abelson                       Director                                    February 18, 1998
------------------------------------
John N. Abelson

/s/ Patricia M. Cloherty                  Director                                    February 18, 1998
---------------------------
Patricia M. Cloherty

/s/ A.E. Cohen                            Director                                    February 18, 1998
------------------------------------
A.E. Cohen

/s/ Michael E. Herman                     Director                                    February 18, 1998
------------------------------------
Michael E. Herman

/s/ Irving S. Johnson                     Director                                    February 18, 1998
------------------------------------
Irving S. Johnson

/s/Antonie T. Knoppers                    Director                                    February 18, 1998
------------------------------------
Antonie T. Knoppers

/s/ Melvin I. Simon                       Director                                    February 18, 1998
------------------------------------
Melvin I. Simon


                                          II-6

                                              EXHIBIT INDEX



      EXHIBIT                                                                                         Page

         4.1 Restated Articles of Incorporation dated October 20, 1990, incorporated by reference to the Company's Form 10-Q for the quarter ended December 31, 1992.

         4.2 Rights Agreement dated as of November 7, 1996, between the Company and ChaseMellon Shareholder Services,
                  L.L.C., which includes the Certificate of Designation, Preferences and Rights of Series B Participating Preferred
                  Stock as Exhibit A, the Form of Rights Certificate as
                  Exhibit B and the Form of Summary of Rights as Exhibit C, incorporated by reference to Exhibit 4.4 of the Company's current report on Form 8-K dated November 7, 1996.

         5        Opinion of Gary E. Friedman, Esq.

         23.1     Consent of Price Waterhouse LLP.

         23.2     Consent of Gary E.  Friedman,  Esq.  (included in his opinion filed as
                  Exhibit 5).

         24 Power of Attorney (contained on signature page of this Registration Statement).

         99.1     Agouron Pharmaceuticals, Inc. 1998 Employee Stock Option Plan.

         99.2     Form of Notice of Grant.

         99.3     Agouron  Pharmaceuticals,   Inc.  1998  Employee  Non-Statutory  Stock
                  Option Agreement.



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